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                                                                    EXHIBIT 10.8

                      ADMINISTAFF, INC. 2001 INCENTIVE PLAN
        EMPLOYEE INCENTIVE STOCK OPTION AWARD AGREEMENT (3 YEAR VESTING)

            This Award Agreement between Administaff, Inc. (the "Company"), and _______________________ (the "Optionee"), an employee of the Company, regarding a right (the "Option") awarded to the Optionee on _______________________ (the "Grant Date") to purchase from the Company up to, but not exceeding in the aggregate, ______ shares of Common Stock (as defined in the Administaff, Inc. 2001 Incentive Plan (the "Plan")) at $___ per share (the "Exercise Price"), which is the Fair Market Value of an Option Share as of the Grant Date, such number of shares and such price per share being subject to adjustment as provided in Section 13 of the Plan, and further subject to the following terms and conditions:

            1. RELATIONSHIP TO PLAN. This Option is intended to be an incentive stock option within the meaning of the Internal Revenue Service Code (the "Code") Section 422. To the extent the limitations of Section 422(d) of the Code are exceeded, with respect to such excess portion, the Option is intended to be a nonqualified stock option within the meaning of Code Section 83. This Option is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. For purposes of this Award Agreement:

            (a) "DISABILITY" shall mean a physical or mental impairment (a) which causes a Participant to be unable to perform the normal duties for an Employer as determined by the Committee in its sole discretion; and (b) which is expected either to result in death (or blindness) or to last for a continuous period of at least twelve (12) months. The Committee may require that the Participant be examined by a physician or physicians selected by the Committee.

            (b) "EMPLOYMENT" shall mean employment with the Company or any of its Subsidiaries.

            (c) "OPTION SHARES" shall mean the shares of Common Stock covered by this Award Agreement.

            2.    EXERCISE SCHEDULE.

            (a) The Option hereby granted shall become vested and exercisable in three (3) cumulative annual installments, with 33.33% of the Option Shares becoming vested and exercisable on the first (1st) anniversary of the Grant Date, 66.66% of the Option Shares becoming exercisable on the second (2nd) anniversary of the Grant Date, and 100% of the Option Shares becoming exercisable on the third (3rd) anniversary of the Grant Date. No fractional Option Shares shall become vested and exercisable on the first
      (1st) or second (2nd)

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      anniversary of the Grant Date. The Optionee must be in continuous
      Employment from the Grant Date through the date of exercisability of each installment in order for the Option to become exercisable with respect to additional Option Shares on each such date.

            b) The Option hereby granted shall become 100% vested and exercisable, irrespective of the limitations set forth in subsection (a) above, provided that the Optionee has been in continuous Employment since the Grant Date, upon a Change in Control.

            3. TERMINATION OF OPTION. The Option hereby granted shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Optionee upon the first to occur of:

            (a)   the tenth (10th) anniversary of the Grant Date;

            (b)   with respect to

                  (i) the portion of the Option exercisable upon termination, the expiration of (A) one (1) year following the Optionee's termination of Employment due to death or Disability; or (B) the three (3) months following the date the Optionee's termination of Employment for any other reason; and/or

                  (ii) the portion of the Option not exercisable upon termination, the date of the Optionee's termination of Employment.

            4. EXERCISE OF OPTION. Subject to the limitations set forth herein and in the Plan, the Option may be exercised by written notice provided to the Company as set forth in Section 6 of this Award Agreement. Such written notice shall (a) state the number of shares of Common Stock with respect to which the Option is being exercised (no less than ten (10) shares), and (b) be accompanied by a wire transfer, cashier's check, cash or money order payable to Administaff, Inc., in the full amount of the purchase price for any Option Shares being acquired and any appropriate withholding taxes, or by other consideration in the form and manner approved by the Committee pursuant to
Section 9 of the Plan.

            Notwithstanding anything to the contrary contained herein, the Optionee agrees that he will not exercise the Option granted pursuant hereto, and that the Company will not be obligated to issue any Option Shares pursuant to this Award Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system.

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            If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

            In no event shall the Company be required to issue fractional shares upon the exercise of any portion of the Option.

            5. DISPOSITIONS OF STOCK. The Optionee shall be required to promptly notify the Company if the Optionee disposes of any Common Stock acquired through the exercise of the Option either (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Common Stock to the Optionee. The Optionee shall also be required to disclose in his notice to the Company the amount of consideration realized upon such disposition.

            6. NOTICES. Notice of exercise of the Option must be made in the following manner, using an approved exercise notice provided by the Company and which may be amended from time to time:

            (a) by United States mail, postage prepaid, to Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802, Attention:
      Investor Relations Administrator, in which case the date of exercise shall be the postmark date; or

            (b) by hand delivery or otherwise to Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802, Attention: Investor Relations Administrator, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

            Notwithstanding the foregoing, in the event that the address of the Company is changed prior to the date of any exercise of this Option, notice of exercise shall instead be made pursuant to the foregoing provisions at the Company's current address.

            Any other notices provided for in this Award Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Optionee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the address specified at the end of this Award Agreement or at such other address as the Optionee hereafter designates by written notice to the Company.

            7. ASSIGNMENT OF OPTION. The Optionee's rights under the Plan and this Award Agreement are personal; no assignment or transfer of the Optionee's rights under and interest in this Option may be made by the Optionee other than by will or by the laws of descent and distribution or by a qualified domestic relations order; and this Option is exercisable during his lifetime only by the Optionee, or in the case of an

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Optionee who is mentally incapacitated, this option shall be exercisable by his guardian or legal representative.

            Notwithstanding the foregoing, subject to approval by the Committee in its sole discretion, other than with respect to Incentive Stock Options, the Option is transferable by the Optionee to (a) the spouse, children or grandchildren (including adopted and stepchildren and grandchildren) of the Optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership or partnerships in which such Immediate Family Members and, if applicable, the Optionee are the only partners. Subsequent transfers of a transferred Option shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Optionee or a person to whom the original Optionee could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as otherwise provided herein, the term "Optionee" shall be deemed to refer to the transferee. The consequences of termination of Service shall continue to be applied with respect to the original Optionee, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified in the Plan and this Award Agreement.

            After the death of the Optionee, exercise of the Option shall be permitted only by the Optionee's executor or the personal representative of the Optionee's estate and only to the extent that the Option was exercisable on the date of the Optionee's death.

            8. STOCK CERTIFICATES. Certificates representing the Common Stock issued pursuant to the exercise of the Option will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Option. The Company may place a "stop transfer" order against shares of the Common Stock issued pursuant to the exercise of this Option until all restrictions and conditions set forth in the Plan or this Award Agreement and in the legends referred to in this Section 8 have been complied with.

            9. WITHHOLDING. No certificates representing shares of Common Stock purchased hereunder shall be delivered to or in respect of an Optionee unless the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company with respect to the issuance of such shares of Common Stock has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee pursuant to Section 14 of the Plan. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes that it determines is required in connection with this Option.

            10. SUCCESSORS AND ASSIGNS. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Optionee may not assign any rights or obligations under this Award Agreement except to the extent and in the manner expressly permitted herein.

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            11.   NO EMPLOYMENT GUARANTEED. No provision of this Award Agreement shall confer any right upon the Optionee to continued Employment with the Company or any Subsidiary.

            12. ENTIRE AGREEMENT; BINDING EFFECT: This Award Agreement shall cover all shares of Common Stock acquired by the Optionee pursuant to this Award Agreement, including any community and/or separate property interest owned by the Optionee's spouse in said shares. All terms, conditions and limitations on transferability imposed under this Award Agreement upon shares acquired by the Optionee shall apply to any interest of the Optionee's spouse in such shares. This Award Agreement contains the entire understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understanding, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Award Agreement. This Award Agreement is binding upon the Optionee's heirs, executors and personal representatives with respect to all provisions hereof.

            13. INTERPRETATION: This Award Agreement is subject in all respects to the terms of the Plan, and in the event that any provision of the Award Agreement shall be inconsistent with the terms of the Plan, then the terms of the Plan shall govern. Any question of interpretation arising under this Award Agreement shall be determined by the Committee and its determinations shall be final and conclusive upon all parties in interest.

            14. SEVERABILITY: If any term, provision, covenant, or condition of this Award Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality, or unenforceability shall not affect any of the other terms, provisions, covenants, or conditions of this Award Agreement, each of which shall be binding and enforceable.

            15. GOVERNING LAW. This Award Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

                                              ADMINISTAFF, INC.

Dated: _____________________                  By: ______________________________
                                              Name:  Paul J. Sarvadi
                                              Title: Chairman of the Board
                                                     and Chief Executive Officer

                 ACKNOWLEDGEMENT AND ACCEPTANCE BY THE OPTIONEE

            I, _______________________, the undersigned Optionee, hereby acknowledge that I have received a copy of the Administaff, Inc. 2001 Incentive Plan and that I will consult

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with and rely upon only my own tax, legal and financial advisors regarding the consequences and risks of the Award. I hereby agree to and accept the foregoing Award Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

______________________________________        __________________________________
Optionee's Signature                          Date

Optionee's Address:
______________________________________

______________________________________

______________________________________

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